SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 15, 2002

NetRatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Hillview Court, Suite 300 Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

(408) 941-2900
(Registrant’s telephone number, including area code)

Item 5.    Other Events

On May 15, 2002, NetRatings, Inc. announced a reduction in its previously announced first quarter loss due to acquisition-related subsequent events. A copy of the press release related therewith is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 7.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	DESCRIPTION
99.1	Press release dated May 15, 2002, issued by NetRatings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2002	NETRATINGS, INC.

	By:	/s/ Todd Sloan Todd Sloan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	DESCRIPTION
99.1	Press release dated May 15, 2002, issued by NetRatings, Inc.